Exhibit 99.1

Tianci International Inc. (Nasdaq: CIIT) Establishes Local Operating Entity in Zimbabwe

July 24, 2026 — Tianci International Inc. (NASDAQ: CIIT) (the “Company”) today announced that it has completed the establishment of its local operating entity in Zimbabwe. This milestone represents the latest stage of the Company's ongoing implementation of its Zimbabwe operating strategy, following the project update announced on June 26, 2026, and is consistent with the Company's previously disclosed business development plan.

1. Completion of the Establishment of the Local Operating Entity in Zimbabwe

The Company's wholly-owned subsidiary, Tianci Group Holding Limited, has completed the incorporation of RIDGCORE RESOURCES (PRIVATE) LIMITED as an indirect wholly owned subsidiary of the Company, established in Zimbabwe to serve as the Group's local operating entity for its mineral products business in that country.

The establishment of the local operating entity represents an important step in the Company's ongoing execution of its Zimbabwe business strategy. In line with the Group's business plan, RIDGCORE RESOURCES (PRIVATE) LIMITED will oversee the operation of local warehouse facilities, logistics coordination, and other operational activities, providing localized operational support for the Company's mineral products business in Zimbabwe.

2. Progress on the Lease of the First-Phase Warehouse Site

Following its establishment as the Company’s local operating entity, RIDGCORE RESOURCES (PRIVATE) LIMITED has focused on development of the first phase of its warehouse facilities and is currently advancing the lease of approximately 3 hectares (30,000 square meters) of land for warehouse operations.

Under the current warehouse development plan, the first-phase warehouse base is expected to support the centralized storage, handling, and transshipment of chromium ore products. Upon completion, the facility is expected to serve an approximately 360-hectare priority procurement area and provide dynamic storage capacity of approximately 50,000 metric tons of mineral products. The warehouse facilities are expected to further strengthen the Company's bulk procurement and fulfillment capabilities and provide warehousing support for the future expansion of its mineral products trading business.

3. Continued Enhancement of Chromium Ore Supply Capabilities

Leveraging its local operating entity and warehouse facilities in Zimbabwe, the Company intends to further strengthen its local procurement, warehousing, and logistics capabilities to support the continued growth of its chromium ore business.

As part of its ongoing business plan, the Company expects to further improve resource integration and supply chain efficiency for chromium ore products, with the objective of adding approximately 5,000 metric tons of monthly supply capacity and increasing its total monthly chromium ore supply capacity to more than 10,000 metric tons. The Company believes these initiatives will further enhance the reliability of its chromium ore supply, strengthen its operational capabilities, and improve its competitive position in the global chromium ore market.

Management Commentary

Mr. Gao, Chairman of Tianci International Inc., commented:

"The continued growth in market demand and the positive feedback we have received from customers reinforce our confidence in the Group's strategy of expanding its localized operating presence in Zimbabwe.

The establishment of our local operating entity and the development of the warehouse base represent an important step in our transition from resource integration to scaled operations. As we continue to strengthen our local procurement, warehousing, and logistics capabilities, we believe we are well positioned to further enhance our chromium ore supply capabilities, capitalize on growing market opportunities, and support the long-term expansion of the Group's business."

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About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services, specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific Region, including Japan, South Korea, and Vietnam. Roshing’s mission is to provide customers with efficient, reliable, and safe shipping services that create value. Beyond logistics, in the current fiscal year, Roshing has initiated expansion into global trade of minerals by sourcing high-grade minerals directly from resource-rich regions for resale. In addition, Roshing generates revenue from the sale of electronic parts and business consulting services. For more information, please visit Tianci’s website: tianci-ciit.com.

Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For investor and media inquiries, please contact:

Tianci International, Inc.
Investor Relations
Email: ir@rqscapital.com

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